As filed with the U.S. Securities and Exchange Commission on February 2, 2023

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	26-2593535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tenax Therapeutics, Inc.

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(919) 855-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher T. Giordano

President and Chief Executive Officer

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(919) 855-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Donald R. Reynolds S. Halle Vakani Lorna A. Knick Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Telephone: (919) 781-4000	Copies to:	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036 Telephone: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-269363

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Tenax Therapeutics, Inc. (the “Company”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $9,100,000 in additional (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase shares of our Common Stock, (iii) warrants to purchase shares of our Common Stock (together with the pre-funded warrants, the “Warrants”) and (iv) shares of Common Stock issuable upon exercise of the Warrants. The contents of the Registration Statement on Form S-1 (File No. 333-269363), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 2, 2023, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chapel Hill, State of North Carolina, on February 2, 2023.

TENAX THERAPEUTICS, INC.
By:	/s/ Christopher T. Giordano
Name:	Christopher T. Giordano
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Christopher T. Giordano	President, Chief Executive Officer and Director (principal executive officer)	February 2, 2023
Christopher T. Giordano

/s/ Eliot M. Lurier	Interim Chief Financial Officer (principal financial officer	February 2, 2023
Eliot M. Lurier	and principal accounting officer)

*	Chairman of the Board and Director	February 2, 2023
Gerald Proehl

*	Director	February 2, 2023
June Almenoff, MD

*	Director	February 2, 2023
Michael Davidson, MD

*	Director	February 2, 2023
Declan Doogan, MD

*	Director	February 2, 2023
Robyn M. Hunter

*	Director	February 2, 2023
Stuart Rich, MD

*Christopher T. Giordano, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by such persons.

3

EXHIBIT INDEX

Exhibit Number	Exhibit Title	Form	File	Exhibit	Filing Date
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.	--	--	--	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm.	--	--	--	Filed herewith

23.2	Consent of Wyrick Robbins Yates & Ponton (included in Exhibit 5.1).	--	--	--	Filed herewith

24.1	Power of Attorney (included on the signature page of the registration statement on Form S-1 filed by the Company on January 23, 2023).	S-1	333-269363	--	January 23, 2023

107	Filing Fee Table.	-	-	-	Filed herewith

4